EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-114859 and No. 333-139317) of Orion HealthCorp, Inc. (formerly SurgiCare, Inc.), of our report dated April 2, 2007, which appears on Form 10-KSB filed with the Securities and Exchange Commission on April 2, 2007.

/s/ UHY, LLP

Atlanta, Georgia
April 2, 2007